EXHIBIT 99.1

ONAR Completes Sale of Certain Legacy Assets in a Secured $1.5 Million Seller-Financed Transaction

The agreement converts certain legacy assets into a structured payment obligation supported by collateral and a personal guaranty, while expressly excluding intellectual property related to the ‘Of Kos’ brand from the sale. The transaction closed December 31, 2025 and became effective as of December 30, 2025.

Miami, FL – January 7, 2026 – ONAR Holding Corporation (OTCQB: ONAR) (“ONAR” or the “Company”), an AI-powered marketing platform that acquires and scales specialist agencies, today announced that its subsidiary, ONAR, LLC, completed the sale of substantially all of the assets of VMED Services, LLC, which conducted operations under the Company’s healthcare-focused ‘Of Kos’ agency brand (the “Assets”) to VMED Consulting Inc. (“VMED Consulting”) pursuant to a definitive Asset Purchase Agreement.

ONAR believes the transaction supports a focused, disciplined approach to portfolio management by transitioning certain non-core/legacy assets into a defined payment obligation with credit enhancements, while allowing ONAR to continue prioritizing its AI-enabled marketing platform, technology initiatives, and agency network.

“We are committed to building ONAR with focus and discipline,” said Claude Zdanow, CEO of ONAR. “This transaction reflects our continued effort to streamline the business and allocate time and resources toward the platforms and capabilities we believe can drive the greatest long-term value. Importantly, the transaction was structured with meaningful protections, including collateral and a personal guaranty, and it expressly excludes intellectual property related to the ‘Of Kos’ brand from the sale.”

Key terms of the transaction include:

•	Stated purchase price: The transaction provides for a promissory note in the principal amount of $1,500,000 issued by VMED Consulting in favor of ONAR, LLC.

•	Payment structure: The note provides for monthly payments commencing on the first day of the month following the closing, with a final maturity/balloon payment due on the sixth anniversary of the closing date. The note bears interest and includes other terms and conditions as outlined in the definitive transaction documents.

•	Credit support: The note is secured by collateral and is supported by a personal guaranty.

•	Assets included/excluded: The Assets include business operations and goodwill, client relationships and contracts, accounts receivable, and certain intellectual property and other assets. The agreement expressly excludes intellectual property related to the brand name “Of Kos,” including associated logos, websites, domain names, trademarks, service marks, and marketing materials.

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The foregoing description of the transaction does not purport to be complete and is qualified in its entirety by reference to the definitive transaction documents.

About ONAR

ONAR Holding Corporation (OTCQB: ONAR) is an AI-powered marketing platform and agency network that helps brands grow revenue. The Company acquires profitable, specialist marketing agencies and plugs them into a shared technology infrastructure, including ONAR Labs and its proprietary analytics initiatives such as Retina AI and other in-house tools. By combining human expertise with machine intelligence that predicts which customers are most valuable and optimizes campaigns in real time, ONAR gives brands access to data-driven capabilities typically reserved for the largest global marketers.

ONAR is actively acquiring additional agencies to expand its platform, deepen its capabilities, and accelerate growth.

Forward-Looking Statements

This press release contains statements that the Company believes to be “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, as well as Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. These statements reflect ONAR’s current expectations and projections about future events and may include, among others, statements regarding its ability to execute its growth strategy; integrate and scale recent acquisitions such as JUICE and Retina; improve its capital structure; develop and commercialize AI technologies; and achieve future financial and operating results.

Forward-looking statements are not historical facts, are inherently uncertain, and are subject to a number of risks and uncertainties, many of which are outside ONAR’s control, including the risk that VMED Consulting may not perform its obligations under the promissory note and related transaction documents and the Company’s ability to enforce its remedies and collect amounts due. Actual results may differ materially from those expressed or implied by these forward-looking statements due to factors including, but not limited to, market conditions; competition; the Company’s ability to successfully integrate acquired businesses; its ability to retain clients and key personnel; changes in laws and regulations; and other risks described in ONAR’s filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of this press release, and ONAR undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Media & Investor Contact:

ONAR Holding Corporation

Investor Relations / Media

IR@onar.com

www.onar.com

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